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                                                                    EXHIBIT 10.4

                               VOTING AGREEMENT

     VOTING AGREEMENT ("Agreement") dated as of December 13, 1999 between Union Oil Company of California, a California corporation ("Union Oil"), and Jack D. Hightower (the "Stockholder").

                             W I T N E S S E T H:

     WHEREAS, as of the date hereof, the Stockholder beneficially owns an aggregate of 4,389,690 shares of Common Stock, par value $.01 per share ("Titan Common Stock"), of Titan Exploration, Inc., a Delaware corporation ( "Titan") (such shares of Titan Common Stock and any shares of Titan Common Stock acquired by the Stockholder after the date hereof, the "Shares");

     WHEREAS, Union Oil is prepared to enter into an Agreement and Plan of Merger among Titan Resources Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Union Oil ("Resources"), TRH, Inc., a Delaware corporation and wholly owned subsidiary of Resources ("Sub"), and Titan (as amended from time to time, the "Merger Agreement") providing for the merger of Titan with Sub (the "Merger"), as a result of which Titan will become a wholly owned subsidiary of Resources;

     WHEREAS, in order to encourage Union Oil, Resources and Sub to enter into the Merger Agreement with Titan, the Stockholder is willing to enter into certain arrangements with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Stockholder's Support of the Merger. From the date hereof until the earliest to occur of (i) the termination of the Merger Agreement, and (ii) the consummation of the Merger:

          (a)  The Stockholder agrees that it will maintain beneficial ownership of the Shares and will not, directly or indirectly, (i) sell, transfer, pledge or otherwise dispose of any Shares to any person other than Union Oil or its designee unless such person shall have agreed in writing to be bound by the terms of this Agreement, or (ii) grant a proxy with respect to any Shares to any person other than Union Oil or its designee, or grant an option
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     with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing.

          (b) The Stockholder will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any merger, consolidation, share exchange, business combination or similar transaction involving Titan or any of its subsidiaries or the acquisition in any manner, directly or indirectly, of a material equity interest in any voting securities of, or a substantial portion of the assets of, Titan or any of its Subsidiaries, other than the transactions contemplated by this Agreement or the Merger Agreement (a "Competing Transaction"), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder to take any such action. The Stockholder shall promptly notify Union Oil of all relevant terms of any such inquiries or proposals received by the Stockholder or by any such investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Stockholder shall deliver or cause to be delivered to Union Oil a copy of such inquiry or proposal.

          (c) The Stockholder agrees that it will vote all Shares (i) in favor of approval of the Merger Agreement and any other matters that are conditions to consummation of the Merger and (ii) subject to the provisions of paragraph (d) below, against any combination proposal or other matter that may interfere or be inconsistent with the Merger (including without limitation a Competing Transaction).

          (d) The Stockholder agrees that, if requested by Union Oil, the Stockholder will not attend and the Stockholder will not vote the Shares at any annual or special meeting of stockholders at which a Competing Transaction is being considered, or execute any written consent of stockholders relating directly or indirectly to a Competing Transaction, during such period.

          (e) The Stockholder acknowledges that the terms of this Agreement will be required to be described, and this Agreement will be required to be filed, in certain securities law filings relating to the Merger.

          (f) To the extent inconsistent with the provisions of this Section 1, the Stockholder hereby revokes any and all proxies with respect to the Shares or any other voting securities of Titan held by the Stockholder.

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     Notwithstanding anything to the contrary set forth herein, this Agreement shall not restrict the Stockholder from acting in accordance with his fiduciary duties as an officer or director of Titan.

     In addition, this Agreement shall not be effective with respect to such number of Shares, if any, as shall be necessary so that none of the entry into this Agreement or the existence of this Agreement or the rights of Union Oil hereunder would cause Union Oil or any of its Affiliates to be deemed to be an "Acquiring Person" within the meaning of the Rights Agreement dated as of June 10, 1999 between Titan and First Union National Bank, as such Rights Agreement shall be amended from time to time.

     2.   Miscellaneous

          (a) The Stockholder, on the one hand, and Union Oil, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other stockholder to which they may be entitled at law or equity.

          (b) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (c) All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid:

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          If to Union Oil:

               Union Oil Company of California
               One Sugar Creek Place
               14141 Southwest Freeway
               Sugar Land, Texas 77478
               Attention: Mr. Phil Ballard
               Facsimile No.: (281) 287-5170

          with a copy to:

               Union Oil Company of California
               2141 Rosecrans Avenue, Suite 4000
               El Segundo, California 90245
               Attention: (1) General Counsel, and
                          (2) Vice President, Corporate Development
               Fax No: (310) 726-7819


          If to the Stockholder:

               Titan Resources Holdings, Inc.
               500 West Texas
               Suite 200
               Midland, Texas 79701
               Attention: Jack D. Hightower
               Fax: (915) 687-3863

     or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopy shall be deemed delivered on the day the sender receives telecopy confirmation that such notice was received at the telecopy number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

          (d) From and after the termination of this Agreement, the covenants of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

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          (e)  Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               (i) Merger. "Merger" shall mean the transaction referred to in the second whereas clause of this Agreement, or any amendment to or modification that does not adversely affect the economic value of the Merger to the Stockholder pursuant to the transaction set forth in the Merger Agreement.

               (ii) Person. A "person" shall mean any individual, firm, corporation, partnership, trust, limited liability company or other entity.

          (f) Due Authorization; No Conflicts. The Stockholder hereby represents and warrants to Union Oil as follows: the Stockholder has full power and authority to enter into this Agreement. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) conflict with or result in a breach, default or violation of any agreement, proxy, document, instrument, judgment, decree, order, governmental permit, certificate, license, law, statute, rule or regulation to which the Stockholder is a party or to which it is subject, (b) result in the creation of any lien, charge or other encumbrance on any Shares or (c) require the Stockholder to obtain the consent of any private non-governmental third party. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement or the Stockholder's performance of the terms of this Agreement or the validity or enforceability of this Agreement.

          (g) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns, but, except as contemplated pursuant to paragraph 1(a), shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

          (h) Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

          (i) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

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          (j)  Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other and prior agreements and understandings, both written and oral, among the parties hereto.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Stockholder and Union Oil have each caused this
Agreement to be duly executed as of the day and year first above written.

                                        UNION OIL COMPANY OF CALIFORNIA


                                        By: /s/ Timothy H. Ling
                                           -----------------------------
                                           Timothy H. Ling
                                           Executive Vice President, North
                                           American Energy Operations and Chief
                                           Financial Officer


                                        JACK D. HIGHTOWER



                                        /s/ Jack D. Hightower
                                        --------------------------------
                                        Jack D. Hightower
                                        President and Chief Executive Officer

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